Exhibit 2
                                   ---------

                             STOCK OPTION AGREEMENT
                          UNDER 1991 STOCK OPTION PLAN
                        --------------------------------


                  AGREEMENT made as of the 26th day of April, 1994 between METRO-TEL CORP., a Delaware corporation (hereinafter called the "Company"), and Venerando J. Indelicato (hereinafter called the "Employee").

                              W I T N E S S E T H :
                             ----------------------
                  WHEREAS, the Board of Directors of the Company is of the opinion that the interests of the Company will be promoted by encouraging Employee to acquire or increase a proprietary interest in the Company, thus providing Employee with an opportunity to participate in the long-term growth of the Company; and
                  WHEREAS, to that end, the Board of Directors adopted, and the Company's stockholders approved, the Company's 1991 Stock Option Plan (hereinafter the "Plan");
                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
                  1. The Company hereby grants to the Employee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 50,000 shares of the authorized Common Stock of the Company, par value $.025 per share, at the purchase price of $1.03125 per share (110% of the fair market value of the Company's Common Stock on the date hereof determined in accordance with Section 5 of the Plan), such number of shares and price being subject to adjustment as provided in Section 7(a) below. The Company intends that this option


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qualify as an  Incentive  Stock  Option  under  Section  422A(b) of the Internal
Revenue Code of 1954, as amended, (the "Code").
                  2. Shares to be issued on the exercise of this option, at the election of the Company, may be either authorized but unissued shares or shares previously issued and reacquired by the Company.
                  3. Except as otherwise herein provided, this option may be exercised in whole or in part at any time during the term of this option. This option shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under this option if less than 100 shares). This option may not be exercised in respect of a fraction of a share.
                  4. The term of this option shall commence on the date hereof and shall expire at the close of business on April 25, 1999, subject to earlier termination as hereinafter provided.
                  5. This option shall be exercisable, during the Employee's lifetime, only by the Employee, and notwithstanding anything herein to the contrary:
                           (a) In the event that the employment of Employee with
                  the Company, or one of its subsidiaries or a corporation or a parent or subsidiary corporation of a corporation assuming this option in a transaction to which Section 425(a) of the Code applies, shall be terminated during the term of this option otherwise than by reason of death or disability (within the meaning of Section 22(e)(3) of the Code), this option may be exercised by the Employee, to the extent the Employee was entitled to do so at the termination of the Employee's employment, at any time within three months after such termination, but not thereafter, and in no event after the date on which,


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                  except for such  termination of employment,  this option would
                  otherwise  expire;  provided,   however,  that  if  Employee's
                  employment  shall be terminated  either (a) for cause,  or (b)
                  without  the  consent  of  the  Company,   this  option  shall
                  terminate immediately upon termination of employment.
                           (b) In the event of  termination  of such  employment
                  during the term of this option by reason of disability (within the meaning of Section 22(e)(3) of the Code), the Employee may exercise this option, to the extent that the Employee was entitled to do so upon the effective date the termination of such employment, at any time within one year after such date, but not thereafter and in no event after the date on which, except for such termination of employment, this option would otherwise expire; and
                           (c) If the Employee  shall die (i) while the Employee
                  is so employed, (ii) within three months after the termination of such employment (unless such termination was for cause or without the consent of the Company or by reason of disability) or (iii) or within one year following termination of such employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code), this option may be exercised, to the extent that the Employee was entitled to do so at the date of death, by the Employee's executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after the date of the Employee's death, and in no event after the date on which, except for such death, this option would otherwise expire.


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



                  6. This option may be exercised from time to time by the giving of written notice of exercise to the Company specifying the number of shares to be purchased and accompanied by such other documents as the Company may require. The exercise price shall be paid, at Employee's option:
                  (i)      by cash or by certified check; or
                  (ii) by transferring (to the extent permitted by Rule l6b-3 promulgated under the Securities Exchange Act of 1934) to the Company previously acquired shares of the Company's Common Stock having an aggregate fair market value on the date of option exercise equal to the aggregate option exercise price of all options being exercised; or
                  (iii) by transferring (to the extent permitted by Rule l6b-3 promulgated under the Securities Exchange Act of 1934) to the Company previously acquired shares of the Company's Common Stock having an aggregate fair market value on the date of option exercise less than the aggregate option exercise price of all options being exercised and cash or certified check for the balance of the aggregate option exercise price of all options being exercised.
                  Unless otherwise required by the Code and the applicable regulations promulgated thereunder, the fair market value of such shares of the Company's Common Stock shall be determined in accordance with the methods described in Article 5 of the Plan but as of the date of option exercise. The certificate representing the shares purchased shall be delivered to the Employee as soon as practicable after the receipt by the Company of such notice and payment.


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



                  7. (a) In the event that, prior to the issuance by the Company of all the shares of Common Stock in respect of which this option has been granted, there shall be any change in the Common Stock of the Company by reason of any stock dividend, stock split-up, stock combination, recapitalization, merger or consolidation in which the Company is the surviving corporation, reorganization or the like, the remaining number of shares of Common Stock still subject to this option, the option price and the number of shares which may be exercised in any one period shall be appropriately adjusted (but without regard to fractions) by the Company's Board of Directors, whose determination in each such case shall be conclusive and binding on the Company and the Employee.
                     (b) In the event of: (i) the liquidation or dissolution of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, this option shall terminate unless other provision is made therefor in the transaction.
                  8. Neither the Employee nor the legatee or legatees of this option under the Employee's last will nor the Employee's personal representatives or distributees shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares issuable upon the exercise of the option hereby granted unless and until certificates representing such shares shall have been issued and delivered.
                  9. The Company shall be under no obligation to issue shares as to which Employee shall have exercised this option unless either: (i) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act (collective the "Act"), with respect to such shares shall then be effective or (ii) there is an exemption from registration under the Act for the issuance of such shares. Employee acknowledges that such shares are not presently registered under


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



the Act. The Employee agrees that the Company is under no obligation to register this option or any of the shares underlying this option or do any act which may be requisite to the Employee's securing an exemption from the registration requirements of the Act in connection with any disposition of such shares; nor is the Company under any obligation to register any of the shares or otherwise qualify them for sale under any state law. Accordingly, any shares acquired hereunder must be held indefinitely unless they are registered under the Act or the disposition thereof is exempt from the registration requirements of the Act. Any sale of the shares or any part thereof made in reliance on Rule 144 of the Securities and Exchange Commission under the Act can be made only in limited amounts in accordance with the terms and conditions of that Rule. The Employee hereby represents, warrants and agrees for the Employee and the Employees legatees, personal representatives and distributees that (a) unless the shares underlying this option are registered under the Act, any shares purchased by the Employee or the Employee's legatees or personal representatives or distributees upon exercise, in whole or in part, of this option will be acquired for investment for the Employee's and the Employee's legatees, personal representatives and distributees own account and not with a view to the distribution or resale thereof within the meaning of the Act unless the shares so acquired shall have been registered pursuant to the Act; (b) at no time will such shares be disposed of unless said shares are then registered under the Act or the disposition is, in the opinion of counsel for the Company, exempt from the registration requirements of the Act; (c) in connection with any proposed disposition, the Employee or the Employee's legatees, legal representatives or distributees, as the case may be, will furnish the Company and its counsel with all such information as reasonably requested, which information shall be true and accurate and not fail to state any information necessary to make the statements made therein not misleading; (d) if requested, such persons shall furnish the Company


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



or its counsel with an opinion of counsel satisfactory to the Company that the proposed disposition is exempt from the registration requirements of the Act;
(e) any other provision of this option to the contrary notwithstanding, the Company shall be under no obligation to issue or deliver certificates representing shares issuable upon the exercise of this option, although notice and payment be duly given, unless and until the Employee or the Employee's legatees, personal representatives or distributees shall confirm, as of that time, the truth and accuracy of the representations and warranties made in this Paragraph 10; (f) certificates for any shares acquired hereunder may bear a legend referring to the restrictions on disposition of such shares under the Act and that, in the event such certificates are at any time replaced with certificates not bearing such a legend, such certificates will be surrendered to the Company or its transfer agent upon request at any time prior to the disposition of the shares represented thereby to be relegended with such legend as may, in the opinion of counsel for the Company, then be appropriate to further compliance with applicable law; and (g) the Company may refuse to transfer on its books any shares acquired hereunder unless it is satisfied that the transfer is made in compliance with the provisions hereof. If at any time the Company's Board of Directors shall determine, in its discretion, that the listing or qualification of the shares subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of this option or the issue of shares hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions that are not acceptable to the Company's Board of Directors.
                  10. This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the


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



Employee. This option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon any levy of any attachment or similar process upon the rights and privileges conferred hereby which is not discharged within fifteen days, this option and the rights and privileges conferred hereby shall, to the extent not theretofore exercised, immediately become null and void.
                  11. Any notice to be given hereunder shall be in writing addressed to the Company at 500 North Broadway, Suite 240, Hicksville, New York 11753, and any notice to the Employee shall be addressed to the Employee at 46 Locust Street, Garden City, New York 11530 or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, registered, with return receipt requested, and deposited, first class postage and registry fees prepaid, in a post office or branch post office regularly maintained by the United States Government.
                  12. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the Company and the Employee, and supersedes all prior agreements and understanding relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the


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

Plan shall govern. References herein to determinations by the Company's Board of Directors shall be deemed to include determinations by any committee appointed by the Board of Directors to administer the Plan. All the terms of this Agreement shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective personal representatives, successors and assigns.
                  13. This Agreement shall be governed and construed in accordance with the laws of New York, except insofar as the laws of the State of Delaware shall specifically and mandatorily apply.
                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.
                                                     METRO-TEL CORP.


                                                     By:  LLOYD FRANK
                                                        ------------------------
                                                          Lloyd Frank, Secretary

                                                         VENERANDO J. INDELICATO
                                                        ------------------------
                                                         Venerando J. Indelicato



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